Exhibit 1

May 12, 2008

Nova Scotia Securities Commission	Securities Commission of Newfoundland and Labrador

Alberta Securities Commission	Saskatchewan Financial Services Commission, Securities Division

The Manitoba Securities Commission	Office of the Administrator of the Securities Act, New Brunswick

Ontario Securities Commission	British Columbia Securities Commission

Registrar of Securities, Prince Edward Island	L'Autorité des marchés financiers

Government of the Northwest Territories	Government of Yukon

Government of Nunavut

Dear Sirs:

RE:

HARRY WINSTON DIAMOND CORPORATION

The following were sent by prepaid mail to all registered shareholders of the above-mentioned Company on May 12, 2008:

X

Proxy

X

Notice of Meeting/Information Circular

X

MD & A

X

Annual Report for the Fiscal Year Ended January 31, 2008

X

Annual Financial Statements for the Fiscal Year Ended January 31, 2008

X

Supplemental Card

However, we have not mailed to shareholders in cases where on three consecutive occasions, notices or other documents have been returned undelivered by the Post Office.

The above disclosure document(s) are filed with you as agent for the Company in compliance with the regulations.

Yours very truly,
CIBC MELLON TRUST COMPANY

(signed) Vijaya Somasundharem
Associate Manager, Trust Central Services

pk/CM_HarryWinston

320 Bay Street, P.O. Box 1  •  Toronto, ON M5H 4A6  •  Tel   416.643.5000  •  www.cibcmellon.com

CIBC Mellon Trust Company is a licensed user of the CIBC and Mellon trademarks